Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

April 25, 2019

WEC Energy Group posts first-quarter results

MILWAUKEE - WEC Energy Group (NYSE: WEC) today reported net income of $420.1 million, or $1.33 per share for the first quarter of 2019 - up from $390.1 million, or $1.23 per share for the first quarter of 2018.

Consolidated revenues totaled $2.4 billion, up $90.9 million from last year's first quarter.

"Our strong first quarter results were driven by colder than normal weather and a focus on operating efficiency across our system of companies," said Gale Klappa, Executive Chairman. "The energy infrastructure we've built to serve our 4.5 million customers was put to the test by the polar vortex cold snap in January," he added. "Our people and our systems performed exceptionally well as wind chills dropped to nearly 50 degrees below zero and demand for natural gas set new all-time records."

For the quarter, natural gas deliveries in Wisconsin - excluding gas used for power generation - rose by 7.0 percent compared to the first quarter of 2018. On a weather normal basis, natural gas deliveries grew by 2.6 percent.

Retail deliveries of electricity - excluding the iron ore mine in Michigan’s Upper Peninsula - rose by 0.5 percent in the first quarter of 2019 compared to the first quarter last year.

Residential electricity use increased by 3.4 percent. Electricity consumption by small commercial and industrial customers declined by 0.4 percent. Electricity use by large commercial and industrial customers - excluding the iron ore mine - was 1.1 percent lower during the first quarter of 2019.

On a weather-normal basis, retail deliveries of electricity - excluding the iron ore mine - decreased by 0.4 percent.

At the end of March, the company was serving approximately 11,000 more electric customers and 22,000 more natural gas customers than at the same time a year ago.

Exhibit 99

The company is reaffirming its earnings guidance of $3.48 to $3.52 per share with an expectation of reaching the top end of the range. This assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 50,000 stockholders of record, 8,000 employees and nearly $34 billion of assets.

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, April 25. The call will review 2019 first-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 7299228.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q1 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time, Thursday, April 25.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through May 9, 2019. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 7299228.

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking

Exhibit 99

terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; the company's ability to successfully acquire and/or dispose of assets and projects; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of the American Transmission Co. as well as projects in which the company's energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2018, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2019	2018
Operating revenues	$2,377.4	$2,286.5

Operating expenses
Cost of sales	1,009.6	972.1
Other operation and maintenance	550.6	511.9
Depreciation and amortization	226.4	208.6
Property and revenue taxes	48.0	48.8
Total operating expenses	1,834.6	1,741.4

Operating income	542.8	545.1

Equity in earnings of transmission affiliates	36.1	32.8
Other income, net	30.9	7.5
Interest expense	124.4	106.7
Other expense	(57.4)	(66.4)

Income before income taxes	485.4	478.7
Income tax expense	65.0	88.3
Net income	420.4	390.4

Preferred stock dividends of subsidiary	0.3	0.3
Net income attributed to common shareholders	$420.1	$390.1

Earnings per share
Basic	$1.33	$1.24
Diluted	$1.33	$1.23

Weighted average common shares outstanding
Basic	315.5	315.5
Diluted	316.7	316.9

Dividends per share of common stock	$0.5900	$0.5525

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$30.6	$84.5
Accounts receivable and unbilled revenues, net of reserves of $163.2 and $149.2, respectively	1,430.1	1,280.9
Materials, supplies, and inventories	330.1	548.2
Prepayments	167.2	256.8
Other	50.3	77.2
Current assets	2,008.3	2,247.6

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $8,589.0 and $8,636.6, respectively	22,193.3	22,000.9
Regulatory assets	4,009.8	3,805.1
Equity investment in transmission affiliates	1,670.6	1,665.3
Goodwill	3,052.8	3,052.8
Other	802.3	704.1
Long-term assets	31,728.8	31,228.2
Total assets	$33,737.1	$33,475.8

Liabilities and Equity

Current liabilities
Short-term debt	$1,145.2	$1,440.1
Current portion of long-term debt	366.0	365.0
Accounts payable	674.1	876.4
Accrued payroll and benefits	125.9	185.4
Other	578.7	464.8
Current liabilities	2,889.9	3,331.7

Long-term liabilities
Long-term debt	10,326.7	9,994.0
Deferred income taxes	3,459.9	3,388.1
Deferred revenue, net	514.5	520.4
Regulatory liabilities	4,274.3	4,251.6
Environmental remediation liabilities	631.8	616.4
Pension and OPEB obligations	418.1	422.8
Other	1,109.8	1,108.1
Long-term liabilities	20,735.1	20,301.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,438,398 and 315,523,192 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,213.2	4,250.1
Retained earnings	5,772.1	5,538.2
Accumulated other comprehensive loss	(4.0)	(2.6)
Common shareholders' equity	9,984.5	9,788.9

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	97.2	23.4
Total liabilities and equity	$33,737.1	$33,475.8

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2019	2018
Operating Activities
Net income	$420.4	$390.4
Reconciliation to cash provided by operating activities
Depreciation and amortization	226.4	208.6
Deferred income taxes and investment tax credits, net	17.2	17.0
Contributions and payments related to pension and OPEB plans	(4.2)	(5.3)
Equity income in transmission affiliates, net of distributions	(1.9)	7.1
Change in –
Accounts receivable and unbilled revenues	(124.3)	(60.1)
Materials, supplies, and inventories	218.3	163.0
Other current assets	125.1	81.3
Accounts payable	(204.3)	(170.9)
Other current liabilities	54.6	128.6
Other, net	8.4	134.3
Net cash provided by operating activities	735.7	894.0

Investing Activities
Capital expenditures	(358.8)	(439.6)
Acquisition of Upstream Wind Energy LLC, net of cash and restricted cash acquired of $9.2	(268.2)	—
Capital contributions to transmission affiliates	(3.4)	(12.8)
Proceeds from the sale of assets	10.6	0.8
Proceeds from the sale of investments held in rabbi trust	0.1	16.5
Other, net	13.1	(0.7)
Net cash used in investing activities	(606.6)	(435.8)

Financing Activities
Exercise of stock options	32.6	2.1
Purchase of common stock	(70.7)	(15.8)
Dividends paid on common stock	(186.2)	(174.2)
Issuance of long-term debt	350.0	—
Retirement of long-term debt	(13.3)	(12.6)
Change in short-term debt	(294.9)	(244.3)
Other, net	(3.6)	(0.3)
Net cash used in financing activities	(186.1)	(445.1)

Net change in cash, cash equivalents, and restricted cash	(57.0)	13.1
Cash, cash equivalents, and restricted cash at beginning of period	146.1	58.6
Cash, cash equivalents, and restricted cash at end of period	$89.1	$71.7